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                                                                    EXHIBIT 99.1


                  (RESOLUTION PERFORMANCE PRODUCTS LETTERHEAD)


FOR IMMEDIATE RELEASE                             CONTACT: J. TRAVIS SPOEDE,
                                                    CHIEF FINANCIAL OFFICER
                                                          832-366-2421



RESOLUTION PERFORMANCE PRODUCTS LLC TO PRESENT AT THE DEUTSCHE BANK 2003 GLOBAL HIGH YIELD CONFERENCE

HOUSTON, October 7, 2003 - Mr. Marvin O. Schlanger, Chairman and CEO of Resolution Performance Products LLC, will be a presenter at the Deutsche Bank Eleventh Annual Global High Yield Conference on Thursday, October 9, 2003, at 10:55 AM (EDT).

Copies of the presentation slides will be available on the Company's website at www.resins.com, corporate information section prior to the presentation. A reconciliation of the non-GAAP measures used in the presentation will be included in the presentation that will be available on the Company's website indicated above.

Resolution Performance Products LLC is the leading worldwide manufacturer and developer of epoxy resins and is also the leading global manufacturer of versatic acids and derivatives. Epoxy resins are chemicals primarily used in the manufacture of coatings, adhesives, printed circuit boards, fiber reinforced plastics and construction materials. The Company, with approximately 925 employees, has operations in the United States, Europe and Asia. Additional information about the Company is available on its website at www.resins.com.

Certain statements in the presentation slides may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company's current expectations and involve risks and uncertainties that could cause the Company's actual results to differ materially from those set forth in the statements. The Company can give no assurance that such expectations will prove to be correct. Factors that could cause the Company's results to differ materially from current expectations include: general economic and business conditions, industry trends, raw material costs and availability, changes in demand for its products, actions of its competitors and the additional factors and risks contained in the Company's Registration Statement on Form S-4 declared effective on July 2, 2003.